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                                                                   Exhibit 10.4

                              ASSIGNMENT AGREEMENT
                              --------------------

          THIS ASSIGNMENT AGREEMENT (the "Agreement") is made as of April 22, 2002 (the "Effective Date"), by and among Pioglobal Forest, L.L.C., a Delaware, USA limited liability company (the "Company") and FM, LLC, a Delaware , USA limited liability company ("FM LLC"). The Company and FM LLC are collectively referred to herein as the "Parties" and each individually as a "Party".

                                   WITNESSETH

         WHEREAS, pursuant to a certain Assignment Agreement, dated as of April 22, 2002, by and among the Company, FM LLC and Closed Joint-Stock Company "Forest-Starma" ("Forest-Starma"), FM LLC has assigned to the Company all of FM LLC's right title and interest in and to a certain Secondment Agreement, dated as of April 1, 1996, as amended, between FM LLC and Forest-Starma (the "Secondment Agreement");

         WHEREAS, pursuant to a certain Assignment Agreement, dated as of November 16, 2001, PIOGlobal Corporation assigned to FM LLC all of its right and title and interest in and to certain consulting and loan agreements with foreign specialists who are seconded to Forest-Starma under the Secondment Agreement;

          WHEREAS, in connection with the assignment of its rights and obligations under the Secondment Agreement to the Company, FM LLC desires to assign to the Company, as of the Effective Date, all of FM LLC's right, title and interest in and to the consulting agreements with foreign specialists listed in Schedule A hereto and the loan agreements with foreign specialists listed in Schedule B hereoto (the foregoing referred to hereafter collectively as the "Foreign Specialist Agreements"); and

         WHEREAS, the Company desires to accept the foregoing assignment and to assume, as of the Effective Date, all liabilities, obligations, claims, costs and expenses of FM LLC arising under the Foreign Specialist Agreements.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto covenant and agree as follows:

1. FM LLC hereby irrevocably assigns, transfers, conveys and surrenders to the Company all of FM LLC's right, title and interest in and to the Consulting Agreements and all benefits and rights relating thereto, as well as all of FM LLC's liabilities and obligations arising under the Foreign Specialist Agreements to the extent arising in respect of periods from and after the Effective Date.

2. The Company hereby accepts the foregoing assignment and assumes, as of the Effective Date, all liabilities, obligations, claims, costs and expenses of FM LLC

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         arising under the Foreign Specialist Agreements in respect of the period from and after the Effective Date, and hereby agrees to perform, pay and discharge all liabilities and obligations and observe all of the covenants therein contained to be performed, paid, discharged or observed by FM LLC to the extent arising in respect of periods from and after the Effective Date.

3. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and assigns.

4. Each of the Parties agrees to promptly execute and deliver such other instruments as may be necessary to carry out the purposes and intent of this Agreement or reasonably required by any Party to perfect or evidence its rights hereunder.

5. This Agreement shall be governed and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws provisions thereof.

6. The Parties shall use their best efforts to resolve all disputes and controversies arising under this Agreement through negotiations. If the Parties cannot resolve a dispute through negotiations within 30 (thirty) calendar days from commencement of efforts to resolve the dispute, the Parties shall refer the dispute to an arbitrator in Boston, Massachusetts, USA in accordance with the Rules of the American Arbitration Association. An award of the arbitrator shall be enforceable at any court of competent jurisdiction and shall be final and binding on all Parties.

7. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and same instrument, binding on all Parties, and the signature of any Party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers or agents, effective as of the date first above written.

                                            PIOGLOBAL FOREST, L.L.C.

                                            By:  /s/ Stephen G. Kasnet
                                                ------------------------
                                            Its:  President
                                                ------------------------

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                                            FM, LLC

                                            By: /s/  Donald H. Hunter
                                                ---------------------
                                            Its: Vice President and Treasurer

                                      3

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                             Schedule A

                       Consulting Agreements

Consulting Agreement, dated as of January 1, 2001, between PIOGlobal Corporation and David Gibson

Consulting Agreement, dated as of January 1, 2001, between PIOGlobal Corporation and Philip Gunnion

Consulting Agreement, dated as of January 1, 2001, between PIOGlobal Corporation and Derek Maughan

Consulting Agreement, dated as of March 5, 2001, between PIOGlobal Corporation and Raymond Dwyer

Consulting Agreement, dated as of October 22, 2001, between PIOGlobal Corporation and Michael Parkin

Consulting Agreement, dated as of January 1, 2001, between PIOGlobal Corporation and Alvin Yates

Consulting Agreement, dated as of January 1, 2001, between PIOGlobal Corporation and David Daggett

Consulting Agreement, dated as of December 10, 2001, between FM, LLC and Colin Johnson

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                                   Schedule B

                                 Loan Agreements

Loan Agreement, dated as of January 1, 2001, between PIOGlobal Corporation and David Gibson

Loan Agreement, dated as of January 1, 2001, between PIOGlobal Corporation and Philip Gunnion

Loan Agreement, dated as of January 1, 2001, between PIOGlobal Corporation and Derek Maughan

Loan Agreement, dated as of March 5, 2001, between PIOGlobal Corporation and Raymond Dwyer

Loan Agreement, dated as of October 22, 2001, between PIOGlobal Corporation and Michael Parkin

Loan Agreement, dated as of January 1, 2001, between PIOGlobal Corporation and Alvin Yates

Loan Agreement, dated as of January 1, 2001, between PIOGlobal Corporation and David Daggett

Loan Agreement, dated as of December 10, 2001, between FM, LLC and Colin Johnson

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